Exhibit 99.1

NEWS

CONTACT:     Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS THIRD QUARTER EARNINGS

SOUDERTON, Pa., October 28, 2015 - Univest Corporation of Pennsylvania (“Univest” or "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended September 30, 2015. Univest reported net income of $7.5 million or $0.39 diluted earnings per share for the quarter ended September 30, 2015, a 21% increase from reported net income of $6.2 million or $0.38 diluted earnings per share for the quarter ended September 30, 2014. Net income for the nine months ended September 30, 2015 was $20.1 million or $1.02 diluted earnings per share, an 18% increase in net income compared to $17.0 million or $1.04 diluted earnings per share for the comparable period in the prior year. The quarter and year-to-date financial results include the Valley Green Bank acquisition which Univest completed on January 1, 2015 and now operates as Valley Green Bank, a Division of the Bank (“Valley Green Bank”). The results for the nine months ended September 30, 2015 included $2.0 million of integration and acquisition-related costs associated with Valley Green Bank, incurred during the first and second quarters, or $0.07 diluted earnings per share on a year-to-date tax affected basis. The results for the nine months ended September 30, 2015 also included $1.6 million of restructuring charges incurred in the second quarter, related to the consolidation of six financial centers in September 2015 under the Bank's optimization plan or $0.05 diluted earnings per share on a tax affected basis. Excluding these costs, net income for the nine months ended September 30, 2015, would have been $22.5 million or $1.14 diluted earnings per share.

Loans
Gross loans and leases increased $471.2 million from December 31, 2014 and $500.1 million from September 30, 2014, including $380.9 million of loans acquired from Valley Green Bank. Organic loan growth was 6% (8% annualized) from December 31, 2014 and 7% from September 30, 2014. The growth in loans from December 31, 2014 and September 30, 2014 was primarily in commercial real estate loans and residential real estate loans.

Deposits
Total deposits increased $511.5 million from December 31, 2014 and $512.7 million from September 30, 2014, primarily due to $385.9 million of deposits acquired from Valley Green Bank and an increase in public funds mostly due to seasonal tax deposits.

Borrowings
Borrowings at September 30, 2015 included $50 million in aggregate principal amount fixed-to-floating rate subordinated notes issued in a private placement transaction to institutional accredited investors completed on March 30, 2015. The subordinated notes have a five-year, fixed rate of 5.10% and thereafter a rate of three-month LIBOR plus 3.544%, until the maturity date of March 30, 2025 or any early redemption date.

Net Interest Income and Margin
Net interest income increased $5.1 million to $23.4 million for the third quarter of 2015 from the same period in 2014. Net interest income increased $16.1 million for the nine months ended September 30, 2015 from the same period in the prior year. The net interest margin on a tax-equivalent basis for the third quarter of 2015 was 3.89%, compared to 4.03% for the second quarter of 2015 and 3.88% for the third quarter of 2014. The increase in net interest income during 2015 was mainly due to the impact of the Valley Green Bank acquisition, which included the average net interest-earning assets acquired and the net accretion of acquisition accounting fair value adjustments (the impact of the acquisition accounting adjustments was 8 basis points for the third quarter of 2015 and 10 basis points for the nine months ended September 30, 2015). The subordinated debt issuance increased funding costs by 14 basis points in the third quarter of 2015 and 9 basis points for the nine months ended September 30, 2015 from the comparable periods in the prior year.

Non-Interest Income
Non-interest income for the quarter ended September 30, 2015 was $12.9 million, an increase of $345 thousand or 3% from the third quarter of 2014. Non-interest income for the nine months ended September 30, 2015 was $39.6 million, an increase of $3.1 million or 8% from the comparable period in the prior year. Insurance commission and fee income increased $2.2 million for the nine months ended September 30, 2015, primarily due to the acquisition of Sterner Insurance on July 1, 2014. The net gain on mortgage banking activities increased $507 thousand for the quarter and $2.3 million for the nine months ended September 30, 2015, mainly due to an increase in purchase volume. Funded first mortgage volume for the quarter increased $7.3 million or 17%, and $67.7 million or 78% for the nine months ended September 30, 2015, compared to the same periods in 2014. These favorable increases were partially offset by a decline in investment advisory commission and fee income of $399 thousand for the quarter and $954 thousand for the nine months ended September 30, 2015. The decline in investment advisory commission and fee income was related to the fourth quarter of 2014 divestiture of approximately $375 million in marginally profitable assets under the supervision of independent consultants.

Non-Interest Expense
Non-interest expense for the quarter ended September 30, 2015 was $25.2 million, an increase of $3.2 million or 15%, compared to the third quarter of 2014. Non-interest expense for the nine months ended September 30, 2015 was $79.5 million, an increase of $14.8 million or 23% from the comparable period in the prior year. Non-interest expense was impacted by the Valley Green Bank acquisition which included integration and acquisition-related costs totaling $2.0 million for the nine months ended September 30, 2015. Salaries and benefit expense increased $935 thousand for the quarter and $5.3 million for the nine months ended September 30, 2015, primarily attributable to the Valley Green Bank acquisition and increased pension plan expense. The Sterner Insurance acquisition also impacted year-to-date salaries and benefits expense. This increase was partially offset by higher deferred loan origination costs. Commission expense increased $558 thousand for the nine months ended September 30, 2015, mostly due to the increase in mortgage banking volume. Premises and equipment expenses increased $809 thousand for the quarter and $2.4 million for the nine months ended September 30, 2015, mainly due to the Valley Green Bank acquisition and increased investments in computer equipment and software.

In addition, non-interest expense for the nine months ended September 30, 2015 included restructuring charges of $1.6 million recognized during the second quarter related to the consolidation of six financial centers in September 2015 under the Bank's optimization plan. The projected annualized savings from these consolidations is $1.9 million.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $20.8 million at September 30, 2015 compared to $17.3 million at December 31, 2014 and $18.8 million at September 30, 2014. Net loan and lease charge-offs were $1.7 million during the third quarter of 2015 compared to $2.6 million for the third quarter of 2014. Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 0.99% at September 30, 2015 compared to 1.07% at December 31, 2014 and 1.18% at September 30, 2014. The provision for loan and lease losses was $670 thousand for the third quarter of 2015, compared to $233 thousand for the third quarter of 2014.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 0.89% at September 30, 2015, compared to 1.27% at December 31, 2014 and 1.36% at September 30, 2014. At September 30, 2015, the allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding loans acquired in the Valley Green Bank acquisition which were recorded at fair value as of the acquisition date, was 1.06%. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 110.58% at September 30, 2015, compared to119.18% at December 31, 2014 and 115.67% at September 30, 2014.

Capital
Univest continues to remain well-capitalized at September 30, 2015. Univest adopted the new Basel III regulatory capital rules during the first quarter of 2015 under the transition rules. Total risk-based capital at September 30, 2015 under Basel III was 13.67%, well in excess of the regulatory minimum for well-capitalized status of 10%.

During the quarter, Univest repurchased 86,650 shares of common stock at a cost of $1.8 million under the share repurchase program. Shares available for future repurchases under the plan totaled 1,080,246 at September 30, 2015. Total shares outstanding at September 30, 2015 were 19,502,613.

Dividend
On August 21, 2015, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 1, 2015. This represented a 4.21% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.9 billion in assets and $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.
# # #
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2015
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Assets	$2,851,568	$2,780,578	$2,757,495	$2,235,321	$2,222,196
Investment securities	374,558	374,711	380,484	368,630	360,778
Loans held for sale	9,151	8,831	5,479	3,302	2,156
Loans and leases held for investment, gross	2,097,807	2,107,857	2,043,840	1,626,625	1,597,736
Allowance for loan and lease losses	18,620	19,602	20,934	20,662	21,762
Loans and leases held for investment, net	2,079,187	2,088,255	2,022,906	1,605,963	1,575,974
Total deposits	2,372,865	2,263,025	2,254,834	1,861,341	1,860,143
Noninterest-bearing deposits	519,767	519,026	509,183	449,339	436,189
NOW, money market and savings	1,361,827	1,288,318	1,293,165	1,159,409	1,162,778
Time deposits	491,271	455,681	452,486	252,593	261,176
Borrowings	70,531	110,480	91,423	41,974	38,005
Shareholders' equity	359,109	356,186	360,394	284,554	289,814

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Assets	$2,804,578	$2,739,968	$2,691,513	$2,239,015	$2,217,474	$2,745,767	$2,189,858
Investment securities	368,837	375,887	381,008	363,567	360,274	375,200	375,847
Loans and leases, gross	2,098,007	2,067,120	2,023,835	1,607,918	1,597,965	2,063,259	1,571,709
Deposits	2,325,049	2,242,217	2,237,830	1,875,938	1,860,138	2,268,685	1,834,558
Shareholders' equity	357,150	359,154	362,125	291,547	288,429	359,457	285,518

Asset Quality Data (Period End)
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$20,838	$17,697	$18,604	$17,337	$18,814
Accruing loans and leases 90 days or more past due	428	287	1,063	451	344
Accruing troubled debt restructured loans and leases	4,789	6,099	5,341	5,469	5,463
Other real estate owned	955	955	955	955	955
Nonperforming assets	27,010	25,038	25,963	24,212	25,576
Allowance for loan and lease losses	18,620	19,602	20,934	20,662	21,762
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.99%	0.84%	0.91%	1.07%	1.18%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.24%	1.14%	1.22%	1.43%	1.54%
Allowance for loan and lease losses / Loans and leases held for investment	0.89%	0.93%	1.02%	1.27%	1.36%
Allowance for loan and lease losses/Loans and leases held for investment (excluding acquired loans at period-end)	1.06%	1.12%	1.26%	1.27%	1.36%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	110.58%	143.11%	112.52%	119.18%	115.67%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	84.43%	97.60%	83.71%	88.84%	88.39%
Acquired credit impaired loans	$1,379	$1,876	$1,631	$—	$—

	For the three months ended,					For the nine months ended,
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Net loan and lease charge-offs	$1,652	$2,473	$802	$1,748	$2,565	$4,927	$5,691
Net loan and lease charge-offs (annualized)/Average loans and leases	0.31%	0.48%	0.16%	0.43%	0.64%	0.32%	0.48%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2015
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Interest income	$25,585	$25,513	$24,738	$18,995	$19,219	$75,836	$56,890
Interest expense	2,220	2,133	1,434	1,039	978	5,787	2,957
Net interest income	23,365	23,380	23,304	17,956	18,241	70,049	53,933
Provision for loan and lease losses	670	1,141	1,074	648	233	2,885	2,959
Net interest income after provision	22,695	22,239	22,230	17,308	18,008	67,164	50,974
Noninterest income:
Trust fee income	1,904	2,154	1,820	2,143	1,862	5,878	5,692
Service charges on deposit accounts	1,069	1,039	1,063	1,096	1,073	3,171	3,134
Investment advisory commission and fee income	2,687	2,740	2,763	2,760	3,086	8,190	9,144
Insurance commission and fee income	3,232	3,434	4,146	2,896	2,881	10,812	8,647
Bank owned life insurance income	306	211	353	461	346	870	1,167
Net gain on sales of investment securities	296	181	91	78	—	568	557
Net gain on mortgage banking activities	1,123	1,367	1,258	698	616	3,748	1,484
Net gain on sales of other real estate owned	14	—	—	—	195	14	195
Other income	2,224	2,225	1,937	1,944	2,451	6,386	6,555
Total noninterest income	12,855	13,351	13,431	12,076	12,510	39,637	36,575
Noninterest expense:
Salaries and benefits	11,970	11,957	13,314	10,297	11,035	37,241	31,948
Commissions	2,174	2,155	1,814	2,052	2,200	6,143	5,585
Premises and equipment	3,924	3,743	4,047	3,368	3,115	11,714	9,300
Professional fees	1,096	1,066	807	765	744	2,969	2,399
Intangible expense	710	893	786	405	352	2,389	1,762
Acquisition-related costs	—	41	466	531	180	507	739
Integration costs	—	110	1,374	—	8	1,484	8
Restructuring charges	—	1,642	—	—	—	1,642	—
Other expense	5,369	5,225	4,803	5,144	4,385	15,397	12,951
Total noninterest expense	25,243	26,832	27,411	22,562	22,019	79,486	64,692
Income before taxes	10,307	8,758	8,250	6,822	8,499	27,315	22,857
Income taxes	2,779	2,292	2,134	1,632	2,264	7,205	5,816
Net income	$7,528	$6,466	$6,116	$5,190	$6,235	$20,110	$17,041
Per common share data:
Book value per share	$18.41	$18.21	$18.18	$17.54	$17.87	$18.41	$17.87
Net income per share:
Basic	$0.39	$0.33	$0.31	$0.32	$0.38	$1.02	$1.05
Diluted	$0.39	$0.33	$0.31	$0.32	$0.38	$1.02	$1.04
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	19,506,609	19,675,002	19,951,242	16,215,580	16,225,596	19,709,322	16,241,490
Period end shares outstanding	19,502,613	19,559,941	19,820,824	16,221,607	16,220,249	19,502,613	16,220,249

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2015

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Return on average assets	1.06%	0.95%	0.92%	0.92%	1.12%	0.98%	1.04%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges	1.06%	1.12%	1.10%	1.01%	1.14%	1.09%	1.07%
Return on average shareholders' equity	8.36%	7.22%	6.85%	7.06%	8.58%	7.48%	7.98%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges	8.36%	8.52%	8.19%	7.78%	8.80%	8.36%	8.23%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges	12.91%	13.12%	12.48%	10.73%	12.21%	12.84%	11.25%
Net interest margin (FTE)	3.89%	4.03%	4.12%	3.78%	3.88%	4.01%	3.90%
Efficiency ratio (1)	66.96%	70.29%	71.68%	71.46%	68.39%	69.66%	68.19%
Efficiency ratio (1), excluding integration and acquisition-related costs and restructuring charges	66.96%	65.60%	66.87%	69.78%	67.81%	66.47%	67.40%

Capitalization Ratios
Dividends declared to net income	51.79%	60.49%	65.26%	62.49%	52.01%	58.68%	57.16%
Shareholders' equity to assets (Period End)	12.59%	12.81%	13.07%	12.73%	13.04%	12.59%	13.04%
Tangible common equity to tangible assets	8.56%	8.67%	8.91%	9.49%	9.78%	8.56%	9.78%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	9.75%	9.89%	10.16%	10.55%	10.50%	9.75%	10.50%
Common equity tier 1 risk-based capital ratio	10.84%	10.77%	11.09%	—	—	10.84%	—%
Tier 1 risk-based capital ratio	10.84%	10.77%	11.09%	11.79%	11.98%	10.84%	11.98%
Total risk-based capital ratio	13.67%	13.65%	14.09%	12.91%	13.18%	13.67%	13.18%

(1) Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.
(2) Ratios for 2015 are reported under BASEL III regulatory capital rules. On January 1, 2015, the BASEL III rules became effective, subject to transition provisions primarily relating to regulatory deductions and adjustments impacting common equity tier 1 capital and tier 1 capital, to be phased in over a three-year period beginning January 1, 2015. Ratios for 2014 are reported under BASEL I.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended September 30,
Tax Equivalent Basis	2015			2014
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$50,514	$21	0.16%	$34,701	$18	0.21%
U.S. government obligations	119,712	345	1.14	127,505	320	1.00
Obligations of state and political subdivisions	109,300	1,335	4.85	107,039	1,360	5.04
Other debt and equity securities	139,825	859	2.44	125,730	643	2.03
Total interest-earning deposits, investments and federal funds sold	419,351	2,560	2.42	394,975	2,341	2.35
Commercial, financial, and agricultural loans	423,912	4,219	3.95	394,297	4,054	4.08
Real estate—commercial and construction loans	857,181	9,942	4.60	622,249	6,722	4.29
Real estate—residential loans	509,599	5,786	4.50	298,530	3,067	4.08
Loans to individuals	28,957	388	5.32	30,616	492	6.38
Municipal loans and leases	205,302	2,450	4.73	181,170	2,214	4.85
Lease financings	73,056	1,555	8.44	71,103	1,586	8.85
Gross loans and leases	2,098,007	24,340	4.60	1,597,965	18,135	4.50
Total interest-earning assets	2,517,358	26,900	4.24	1,992,940	20,476	4.08
Cash and due from banks	35,419			36,600
Reserve for loan and lease losses	(20,494)			(24,450)
Premises and equipment, net	40,852			35,580
Other assets	231,443			176,804
Total assets	$2,804,578			$2,217,474
Liabilities:
Interest-bearing checking deposits	$375,362	$77	0.08	$316,923	$44	0.06
Money market savings	361,530	318	0.35	290,194	79	0.11
Regular savings	590,331	134	0.09	537,175	80	0.06
Time deposits	463,524	1,014	0.87	265,293	768	1.15
Total time and interest-bearing deposits	1,790,747	1,543	0.34	1,409,585	971	0.27
Short-term borrowings	30,520	10	0.13	38,763	7	0.07
Subordinated notes (1)	49,321	667	5.37	—	—	—
Total borrowings	79,841	677	3.36	38,763	7	0.07
Total interest-bearing liabilities	1,870,588	2,220	0.47	1,448,348	978	0.27
Noninterest-bearing deposits	534,302			450,553
Accrued expenses and other liabilities	42,538			30,144
Total liabilities	2,447,428			1,929,045
Shareholders' Equity:
Common stock	110,271			91,332
Additional paid-in capital	120,770			62,268
Retained earnings and other equity	126,109			134,829
Total shareholders' equity	357,150			288,429
Total liabilities and shareholders' equity	$2,804,578			$2,217,474
Net interest income		$24,680			$19,498
Net interest spread			3.77			3.81
Effect of net interest-free funding sources			0.12			0.07
Net interest margin			3.89%			3.88%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.58%			137.60%

(1) The interest rate on subordinated notes is calculated on a 30/360 day basis at a rate of 5.10%. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2015 and 2014 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2015			2014
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$25,957	$37	0.19%	$28,457	$49	0.23%
U.S. government obligations	129,646	1,075	1.11	128,799	967	1.00
Obligations of state and political subdivisions	107,807	4,011	4.97	107,269	4,189	5.22
Other debt and equity securities	137,747	2,267	2.20	139,779	2,058	1.97
Federal funds sold	2,448	2	0.11	—	—	—
Total interest-earning deposits, investments and federal funds sold	403,605	7,392	2.45	404,304	7,263	2.40
Commercial, financial, and agricultural loans	426,997	12,951	4.06	396,915	11,925	4.02
Real estate—commercial and construction loans	841,930	29,486	4.68	602,862	19,692	4.37
Real estate—residential loans	488,646	16,789	4.59	288,548	8,865	4.11
Loans to individuals	29,570	1,184	5.35	34,981	1,627	6.22
Municipal loans and leases	204,748	7,318	4.78	177,446	6,447	4.86
Lease financings	71,368	4,673	8.75	70,957	4,807	9.06
Gross loans and leases	2,063,259	72,401	4.69	1,571,709	53,363	4.54
Total interest-earning assets	2,466,864	79,793	4.32	1,976,013	60,626	4.10
Cash and due from banks	32,768			32,564
Reserve for loan and lease losses	(20,983)			(24,951)
Premises and equipment, net	40,618			34,733
Other assets	226,500			171,499
Total assets	$2,745,767			$2,189,858
Liabilities:
Interest-bearing checking deposits	$364,006	$190	0.07	$314,095	$129	0.05
Money market savings	360,473	857	0.32	286,667	214	0.10
Regular savings	578,478	392	0.09	539,248	238	0.06
Time deposits	456,726	2,966	0.87	267,271	2,351	1.18
Total time and interest-bearing deposits	1,759,683	4,405	0.33	1,407,281	2,932	0.28
Short-term borrowings	40,902	33	0.11	41,271	25	0.08
Subordinated notes (1)	33,411	1,349	5.40	—	—	—
Total borrowings	74,313	1,382	2.49	41,271	25	0.08
Total interest-bearing liabilities	1,833,996	5,787	0.42	1,448,552	2,957	0.27
Noninterest-bearing deposits	509,002			427,277
Accrued expenses and other liabilities	43,312			28,511
Total liabilities	2,386,310			1,904,340
Shareholders' Equity:
Common stock	110,271			91,332
Additional paid-in capital	120,409			61,967
Retained earnings and other equity	128,777			132,219
Total shareholders' equity	359,457			285,518
Total liabilities and shareholders' equity	$2,745,767			$2,189,858
Net interest income		$74,006			$57,669
Net interest spread			3.90			3.83
Effect of net interest-free funding sources			0.11			0.07
Net interest margin			4.01%			3.90%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.51%			136.41%

(1) The interest rate on subordinated notes is calculated on a 30/360 day basis at a rate of 5.10%. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2015 and 2014 have been calculated using the Corporation’s federal applicable rate of 35.0%.